ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of the 1st day of May 2012, by and among chatAND, Inc. (the “ Issuer ”) whose address and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 (the “ Escrow Agent ”).

WITNESSETH:

WHEREAS, the Issuer intends to offer, on a “best efforts” basis, pursuant to a Registration Statement with the Securities and Exchange Commission, up to 20,000,000 Units consisting of One (1) share of common stock, par value $0.00001 per share, of the Issuer and half (1/2) a warrant, exercisable at $0.50 to purchase common stock, par value $0.00001 per share, of the Issuer ( “Units” ) at a purchase price of $0.40 per Unit (the “ Offering ”) for a total Offering of $8,000,000.00 (the “Maximum Offering Amount ”), with a minimum amount to close of $3,000,000.00 (the “ Minimum Offering Amount ”).

WHEREAS, the Issuer proposes to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the subscribers of the Units (the “Investors”) or the Issuer in connection with such offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at Citibank, N.A. (the “ Bank ”) into which the subscription monies, which are received by the Escrow Agent from Investors or the Issuer and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.           Information Sheet.  Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “ Information Sheet ”).

2.           Establishment of the Bank Account.

2.1           The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “ Bank Account ”).  The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) which are received from prospective purchasers of the Securities and are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2           On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the “ Effective Date ”).  The Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3           The “Offering Period,” which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet.   The last day of the Offering Period, is referred to herein as the “ Termination Date ”.  Except as provided in Section 4.3 hereof, after the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3.           Deposits to the Bank Account.

3.1           The Issuer shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks or wire transfers, provided however that "Cashiers" checks and "Money Orders" must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent.  Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “chatAnd Offering Escrow Account”  Any check payable other than as directed by the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2           Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account.  Amounts of monies so deposited are hereinafter referred to as “ Escrow Amounts ”.  The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system.  Simultaneously with each deposit to the Escrow Account, the Issuer shall inform the Escrow Agent in writing of the name and address of the prospective purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the “ Subscription Information ”).

3.3           The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name, address, tax identification number, the number of shares/units, and any AML/KYC information required by the Escrow Agent.  Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.4           The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours.

3.5           Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “ Fund .”

3.6           If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by the Issuer.

3.7           If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a purchaser has been rejected, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the purchaser.

4.           Disbursement from the Bank Account.

4.1           If by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Offering Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer of its distribution of the Fund.

4.2           If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund represents the sale of the Minimum Offering Amount or the Subsequent Closing Amount, the Escrow Agent shall promptly notify the Issuer of such fact in writing.  The Escrow Agent shall promptly disburse the Fund by drawing checks or wire transfers on the Bank Account in accordance with instructions in writing signed by the Issuer as to the disbursement of the Fund, after it receives such instructions.

4.3           Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement.  It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.           Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1           The Escrow Agent shall notify the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2           The Escrow Agent shall not be responsible for the performance by the Issuer of its respective obligations under this Agreement.

5.3           The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith.  Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4           The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.  The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5   The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof.  The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6           If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.7           The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence.  The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8           The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6.           Amendment; Resignation or Removal of Escrow Agent.  This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent.  The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer in writing.  Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice.  If the Company fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction.  The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund.  The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.  Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement.  Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7.           Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

7.1           No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2           No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3           The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4           All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5           Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8.           Fees and Expenses.  The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein.  In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9.           Indemnification and Contribution.

9.1           The Issuer (the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “ Indemnitees ”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2           If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

9.3           The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10.           Termination of Agreement.  This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11.           Governing Law and Assignment.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided , however , that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12.           Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer, at its respective address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13.           Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14.           Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VSTOCK TRANSFER, LLC

By:	/s/
Name: Yoel Goldfeder
Title: Chief Executive Officer

CHATAND, INC.

By:	/s/
Name: Michael Lebor
Title: Chief Executive Officer

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.           The Issuer

Name:	chatAND, Inc.
Address:	321 West 44th Street, New York, New York 10036
Telephone:	(212) 245-1444
E-mail:	michael@chatand.com

With a copy to	Krieger & Prager, LLP

Attn: Samuel M. Krieger, Esq.

39 Broadway, Suite 920

New York, NY 10006

sk@kplawfirm.com

Tel: (212) 363-2900

Fax: (212) 363-2999

2.           The Securities

  Units consisting of One (1) share of common stock, par value $0.00001 per share, of the Issuer and half (1/2) a warrant, exercisable at $0.50 to purchase common stock, par value $0.00001 per share, of the Issuer.

3.           Minimum Amounts and Conditions Required for Disbursement of the Escrow Account

  Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer (“Initial Closing”): $3,000,000.00.

  Subsequent closings shall be in increments of $500,000.00 (“Subsequent Closing Amount”).

4.           Plan of Distribution of the Securities

  Initial Offering Period: 240 days from the Effective Date

  Extension Period, if any: NONE

5.           Title of Escrow Account

  “chatAND Offering Escrow Account”

6.           Escrow Agent Fees and Charges

  $2,500: $1250.00 payable at signing of the Escrow Agreement, plus $1250.00 prior to the Initial Closing.  A fee of $500 will be payable for document review services related to each amendment to the Escrow Agreement and a $250 charge for each approved extension of the Termination Date.  In addition, the Escrow Agent shall be paid a fee of $500.00 for each additional closing.  Should the Escrow Agent continue for more than one year, the Escrow Agent shall thereafter receive a fee of $500.00 per month, payable in advance or the first business day of the month.

Distribution charges:

$10.00 per check

$50.00 per wire

$50.00 per check returned (NSF) check

$50.00 lost check replacement fee